UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2024

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut	06477
(Address of principal executive offices)	(Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 8, 2024, Kitty Hawk North, LLC, an indirect wholly owned subsidiary of Avangrid, Inc. (the “Corporation”), entered into an agreement with the Virginia Electric and Power Company, a wholly owned subsidiary of Dominion Energy, Inc., to sell the approximately 40,000-acre federal offshore lease OCS-A 0559 and certain associated assets for approximately $158 million. The transaction is expected to close in the fourth quarter of 2024 and is subject to customary closing conditions including, without limitation, approval of offshore lease assignment from the U.S. Bureau of Ocean Energy Management and consent of the City of Virginia Beach. Avangrid will retain the 83,443-acre federal offshore lease OCS-A 0508 (known as Kitty Hawk South) and rights to use the “Kitty Hawk” name.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Justin Lagasse
Name:	Justin Lagasse
Title:	Senior Vice President – Chief Financial Officer and Controller

Dated: July 8, 2024

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